WARRANT TO PURCHASE VOTING COMMON STOCK
                                       OF
                          LIFE SCIENCES RESEARCH, INC.

ORIGINAL ISSUANCE DATE:  June 11, 2002                                 NO. S-7


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS AND NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES.

     This Certifies That, for value received, FOCUSED HEALTHCARE PARTNERS LLC, a limited liability company organized under the laws of the State of New Jersey (together with its successors and permitted assigns, the "Holder"), is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time after the Effective Date (as defined below), and before 5:00 p.m. New York City time on the Expiration Date (as defined below), to purchase from Life Sciences Research, Inc., a Maryland corporation (the "Company"), 410,914 shares of Voting Common Stock, par value $.01 per share, of the Company (the "Voting Common Stock") at the Exercise Price (as defined below). Both the number of Warrant Shares (as defined below) issuable upon exercise of this Warrant and the Exercise Price are subject to adjustment and change as provided in Section 4 of this Warrant.

1. Certain Definitions. As used in this Warrant, the following terms have the following meanings:

     "Affiliate" means, with respect to the Holder, a Person that directly, or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such Holder, or any trust in which such Holder owns 25% or more of the total beneficial interest or in which such Holder serves as trustee, executor or in any similar capacity.

     "Board" means the Board of Directors of the Company.

     "Business Day" means a day (other than a Saturday or Sunday) on which banks generally are open for ordinary banking business in New York City.

     "Commission" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Common  Stock"  means the Voting  Common Stock and the  Non-Voting  Common
Stock.

     "Company" is defined in the preamble hereof.

     "Effective Date" means the Business Day following the date on which the Company's shareholders approve the issuance of this Warrant.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or similar successor federal statute and the rules and regulations thereunder in effect from time to time.

     "Exercise Date" is defined in Section 2.1 hereof.

     "Exercise Price" means $1.50 per share,  subject to adjustment  pursuant to
Section 4 hereof.

     "Expiration Date" means the tenth anniversary of the Effective Date; provided, however, that if the Expiration Date falls on a day other than a Business Day, then the Expiration Date shall be the next following Business Day.

     "Fair Market Value" of a share of Voting Common Stock as of a particular date means:

     (a) If the Voting Common Stock is listed or admitted for trading on a securities exchange, the Nasdaq National Market, or the Nasdaq SmallCap Market, the average of the last reported sales price regular way (or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way) of the Voting Common Stock on such exchange or market each day over the five business days ending immediately prior to the applicable date of valuation;

     (b) If the Voting Common Stock is traded over-the-counter, the average of the last reported bid and asked prices each day as reported by the OTCBB or Other OTC Market or, if such quotation is not reported by the OTCBB or Other OTC Market, any similar reputable quotation and reporting service, over the five trading day period ending immediately prior to the applicable date of valuation; and

     (c) If neither (a) or (b) above are applicable, the value determined in good faith by the Board of Directors of the Company.

     "Five Per Cent Holder" or "5% Holder" means any person other than the Holder who is or would become entitled to information about the identity of shareholders of the Company under Maryland law, as the same may be amended from time to time.

     "Holder" is defined in the preamble hereof.

     "Includable Securities" means other securities of the Company that are entitled to be included in a registration statement filed pursuant to Section
7.3 hereof.

     "Indemnified Party" and "Indemnifying Party" are defined in Section 7.5(c) hereof.

     "Loss" or "Losses" is defined in Section 7.5(a)(i) hereof.

     "Notice of Exercise" is defined in Section 2.1 hereof.

     "Non-Voting Common Stock" means the non-voting common stock, par value $.01 per share, of the Company.

     "OTCBB" means the OTC Bulletin Board Service owned and operated by the National Association of Security Dealers, Inc.

     "Other Stockholders" is defined in Section 7.1(a) hereof.

     "Person" means any individual, corporation, partnership, limited liability company, trust or other entity or organization, including any governmental authority or political subdivision thereof.

     "Registered Holder" means any Holder in whose name this Warrant is registered upon the books and records maintained by the Company.

     "Registrable Securities" means the Warrant Shares and any shares of Voting Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the Warrant Shares; provided, however, that Registrable Securities shall in any event not include any shares of Voting Common Stock that have previously been registered or that have been sold to the public either pursuant to a registration statement or Rule 144, or that have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

     "Registration Expenses" means all expenses incurred in effecting any registration pursuant to the terms hereof, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of the Company's counsel, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees, and disbursements of counsel for the Holder.

     "Requesting Holders" is defined in Section 7.3(a) hereof.

     "Restated Certificate" means the Articles of Amendment and Restatement of the Company, as filed with the Secretary of State of the State of Maryland.

     "Restricted Securities" has the meaning given to it in Rule 144.

     "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule.

     "Securities Act" means the Securities Act of 1933, as amended, or similar successor federal statute and the rules and regulations thereunder in effect from time to time.

     "Selling Expenses" means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for the Holder (other than the fees and disbursements of counsel included in Registration Expenses).

     "Termination Date" is defined in Section 4.5 hereof.

     "Voting Common Stock" means the Voting Common Stock, par value $.01 per share, of the Company.

     "Warrant" means this Warrant and any warrant delivered in substitution or exchange therefor as provided herein.

     "Warrant Shares" means the shares of Voting Common Stock issuable upon exercise of this Warrant.

2.   Exercise Of Warrant.

2.1 Procedure for Exercise; Payment. Subject to compliance with the terms and conditions of this Warrant, this Warrant may be exercised, in whole or in part, at any time or from time to time, on or after the Effective Date and on or before the Expiration Date (the "Exercise Date") by the delivery (including, without limitation, delivery by facsimile) to the Company at the principal executive office of the Company of (i) the form of Notice of Exercise attached hereto as Exhibit 1 (the "Notice of Exercise"), duly executed by the Holder, (ii) this Warrant, and (iii) payment in cash, by certified or official bank check payable to the order of the Company, by wire transfer of immediately available funds, or in a combination thereof, of an amount equal to the product obtained by multiplying the number of Warrant Shares being purchased upon such exercise by the then effective Exercise Price. As an alternative to paying the amount required by clause
     (iii) of the preceding sentence, this Warrant (or any portion hereof) may, at the election of the Holder, be converted into the nearest whole number of Warrant Shares equal to: (x) the product of (A) the number of Warrant Shares subject to this Warrant (or the part of thereof to be exercised) and
     (B) the excess, if any, of (1) the Fair Market Value per Warrant Share as of the Exercise Date over (2) the Exercise Price (as adjusted on the Exercise Date), divided by (z) the Fair Market Value per Warrant Share as of the Exercise Date.

2.2 Stock Certificates; Fractional Shares. As soon as practicable after the Exercise Date, the Company will issue and deliver to the Person entitled to receive the same a certificate or certificates for the number of whole Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a Warrant Share equal to such fraction of the current Fair Market Value of one share of Voting Common Stock as of the date of exercise of this Warrant. No fractional Warrant Shares or scrip representing fractional Warrant Shares will be issued.

2.3. Partial Exercise; Effective Date of Exercise. In case of any partial exercise of this Warrant, the Company will cancel this Warrant upon surrender hereof and will execute and deliver a new Warrant of like tenor and date for the balance of the Warrant Shares. This Warrant will be deemed to have been exercised immediately prior to the close of business on the Exercise Date. The Person entitled to receive the Warrant Shares will be treated for all purposes as the holder of record of such shares as of the close of business on the Exercise Date.

3. Valid Issuance; Taxes. The Company will pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company will not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for Warrant Shares in any name other than that of the Registered Holder of this Warrant, and in such case the Company will not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company's reasonable satisfaction that no tax or other charge is due.

4. Adjustment Of Exercise Price And Number Of Shares. The number of Warrant Shares issuable upon exercise of this Warrant and the Exercise Price are subject to adjustment upon occurrence of the following events:

4.1 Adjustment for Stock Splits, Stock Subdivisions or Combinations of Shares. The Exercise Price will be proportionally decreased and the number of Warrant Shares issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) will be proportionally increased to reflect any stock split or subdivision of the Common Stock. The Exercise Price will be proportionally increased and the number of Warrant Shares issuable upon exercise of this Warrant will be proportionally decreased to reflect any combination of the Company's Common Stock.

4.2 Adjustment for Dividends or Distributions of Stock or Other Securities or Property. In case the Company will make or issue, or will fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock payable in: (i) securities of the Company or (ii) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Holder upon exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, will receive, in addition to the Warrant Shares issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period giving effect to all adjustments called for by this Section 4.

4.3 Reclassification. If the Company, by reclassification of securities or otherwise, will change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant will thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor will be appropriately adjusted, all subject to further adjustment as provided in this Section 4. No adjustment will be made pursuant to this Section 4.3 upon any conversion or redemption of the Common Stock, which is the subject of Section 4.5.

4.4 Adjustment for Capital Reorganization, Merger or Consolidation. In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another Person, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale, or transfer, lawful provision will be made so that the Holder will thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor Person resulting from such reorganization, merger, consolidation, sale, or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale, or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale, or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.4 will similarly apply to successive reorganizations, consolidations, mergers, sales, and transfers, and to the stock or securities of any other Person that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration will be determined in good faith by the Board. In all events, appropriate adjustment (as determined in good faith by the Board) will be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant will be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

4.5 Conversion and Reclassification of Common Stock. In case all or any portion of the authorized and outstanding shares of Common Stock of the Company are redeemed or converted or reclassified into other securities or property pursuant to the Company's Restated Certificate or otherwise, or the Common Stock otherwise ceases to exist, then, in such case, the Holder of this Warrant, upon exercise hereof at any time after the date on which the Common Stock is so redeemed or converted, reclassified or ceases to exist (the "Termination Date"), will receive, in lieu of the Warrant Shares that would have been issuable upon such exercise immediately prior to the Termination Date, the securities or property that would have been received if this Warrant had been exercised in full and the Common Stock received thereupon had been simultaneously converted immediately prior to the Termination Date, all subject to further adjustment as provided in this Warrant. Additionally, the Exercise Price will be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Exercise Price of the maximum number of Warrant Shares issuable immediately prior to the Termination Date by (y) the number of Warrant Shares for which this Warrant is exercisable immediately after the Termination Date, all subject to further adjustment as provided herein. Notwithstanding the foregoing, the conversion of Non-Voting Common Stock into shares of Voting Common Stock in accordance with the terms of the Restated Certificate shall not give rise to an adjustment of the Exercise Price or an adjustment of the number of Warrant Shares issuable upon the exercise of this Warrant.

5. Certificate As To Adjustments. In each case of any adjustment in the Exercise Price or number of Warrant Shares issuable upon exercise of this Warrant, an officer of the Company will compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Exercise Price. The Company will promptly send (by facsimile and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Holder.

6.   Restrictions on Transfer.

6.1  Transfer of Warrants.

     (a) Restrictions on Transfer. Except with respect to transfers to an Affiliate, the Holder will not sell or otherwise transfer this Warrant or any part thereof without the prior written consent of the Company, which shall not be unreasonably withheld; provided, however, that (i) if the Holder desires to transfer all or any portion of the Warrant to a proposed transferee (other than an Affiliate) who is, or upon exercise of the Warrant would become, a 5% Holder, the Holder must notify the Company in writing of the proposed transfer and furnish the Company with a detailed statement of the circumstances surrounding the proposed disposition (including, without limitation, the identity of and background information regarding any potential 5% Holder); and (ii) that the consent of the Company may be withheld if, in the good faith judgment of the Board, there is a substantial risk that a potential 5% Holder would use its resulting position as a shareholder of the Company to inflict harm on any of the Company, its management, employees, shareholders, bankers, advisors, service providers, market-makers or those who trade or make a market in the Company's securities. This Warrant may be transferred and assigned by the Holder only on or after the Effective Date and only if the Company shall have received an opinion of the Holder's counsel, at Holder's expense, reasonably satisfactory to the Company to the effect that the Warrants may be transferred without registration or qualification under the Securities Act and other applicable state and federal laws. Any transfers not made in compliance with this Section 6 shall be null and void, and the Company shall not in any way give effect to such transfer.

     (b) Transfer And Exchange. Subject to the provisions of Section 6.1(a), this Warrant and all rights hereunder may be transferred to any Person, in whole or in part, on the books of the Company, by the Registered Holder hereof in person, or by duly authorized attorney, upon delivery of this Warrant, properly endorsed, together with the form of assignment attached hereto as Exhibit 2, properly completed and executed by the Registered Holder, and payment of any necessary transfer tax or other governmental charge imposed upon such transfer to the Company. Upon any permitted partial transfer, the Company will issue and deliver to the Registered Holder a new Warrant or Warrants with respect to the portion of this Warrant not so transferred in substantially the same form as this Warrant. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant will have been so endorsed, the Person in possession of this Warrant may be treated by the Company and all other Persons dealing with this Warrant, as the absolute owner hereof for any purpose, as the Person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding, and as the Registered Holder; provided, however, that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Registered Holder hereof as the owner for all purposes.

6.2  Restrictions on Transfer of Warrant Shares.

     (a) Each Holder agrees not to make any disposition of all or any portion of the Warrant Shares unless and until one of the conditions set forth in clauses
(i), (ii) and (iii) below has been satisfied. Any attempted disposition not made in compliance with this Section 6.2 shall be null and void, and the Company shall not in any way give effect to such disposition.

     (i) A registration statement under the Securities Act covering such proposed disposition must then be in effect and such disposition must be made in accordance with such registration statement;

     (ii) Such disposition is effected in compliance with Rule 144; provided, however, that the Holder shall deliver an opinion of counsel, at such Holder's expense and reasonably satisfactory to the Company, that such disposition satisfies the requirements of Rule 144; or

     (iii) (A) The Holder shall have (x) notified the Company in writing of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (y) furnished the Company with an opinion of counsel, at such Holder's expense, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act and (B) the transferee shall have agreed in writing for the benefit of the Company to be bound by this
Section 6.2.

     Notwithstanding the conditions contained in Section 6.2(a)(i) and Section 6.2(a)(ii), no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder that is (A) to an Affiliate; (B) to the Holder's family members or a trust for the benefit of an individual Holder or such Holder's family members; or (C) intended as a bona fide gift made by such Holder; provided that in each case, (x) the Holder shall provide written notice to the Company of such transfer or gift and (y) the transferee shall have agreed in writing for the benefit of the Company to be bound by this Section 6.2.

     (b) The Holder agrees not to make any disposition of all or any portion of such Holder's Warrant Shares (other than in a sale of Registrable Securities in a registered public transaction in a securities market in which the Registrable Securities are traded) to a proposed transferee (other than an Affiliate) who after such transfer would be a 5% Holder and who was not a 5% Holder before such transfer, unless and until such Holder shall have (i) notified the Company in writing of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition (including, without limitation, the identity of and background information regarding any 5% Holder), and (ii) received a written notice from the Company approving such disposition; provided that the approval of the Company may be withheld if, in the good faith judgment of the Company's Board of Directors, there is a substantial risk that a 5% Holder would use its resulting position as a shareholder of the Company to inflict harm on any of the Company, its management, employees, shareholders, bankers, advisors, service providers, market-makers or those who trade or make a market in the Company's securities.

     (c) Each certificate representing Warrant Shares shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE, OR OTHER TRANSFER, PLEDGE, OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.

     THE  SHARES   REPRESENTED  BY  THIS  CERTIFICATE  ARE  SUBJECT  TO  CERTAIN
     RESTRICTIONS ON TRANSFER AND TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE ACT, AS SET FORTH IN A WARRANT PURSUANT TO WHICH THESE SHARES WERE ORIGINALLY ISSUED BY THE COMPANY, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH RESTRICTIONS AND LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

     (d) At the request of the Holder, the Company shall be obligated to promptly re-issue certificates without the legends specified above if the Holder shall have (i) obtained and delivered to the Company an opinion of counsel at such Holder's expense (which counsel may be counsel to the Company) reasonably satisfactory to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification, or legend and (ii) delivered such securities to the Company or its transfer agent.

     (e) Any legend endorsed on a certificate pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon the Company's receipt of an order of the appropriate blue sky authority authorizing such removal.

7.   Registration Rights.

7.1  Piggyback Registration Rights.

     (a) If the Company determines to register any of the Company's securities either for the Company's own account or the account of a security holder or holders of Includable Securities ("Other Stockholders"), other than a registration relating solely to employee benefit plans or a registration relating to a corporate reorganization or other transaction on Form S-4, then the Company will:

     (i) promptly give to the Holder written notice thereof at least 20 days before filing any such registration statement; and

     (ii) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 7.1(b), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holder and received by the Company within 20 days after the written notice from the Company described in clause (i) above is delivered by the Company. Such written request may specify all or a part of the Holder's Registrable Securities. If the Holder decides not to include all of such Holder's Registrable Securities in such registration statement, then such Holder shall continue to have the right to include any Registrable Securities held by it in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of the Company's securities, all upon the terms and conditions set forth herein.

     (b) If the registration for which the Company gives notice is for a registered public offering involving an underwriting, then the Company shall so advise the Holder as a part of the written notice given pursuant to Section 7.1(a)(i). In such event, the right of the Holder to registration pursuant to this Section 7.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

     Notwithstanding any other provision of this Section 7.1, if the underwriters' representative advises the Company in good faith and in writing (which notice the Company, in turn, shall promptly provide to all Holders requesting registration) that marketing factors require a limitation on the number of shares to be underwritten, then the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for the Company's own account and thereafter as set forth in Section 7.10. If any Person does not agree to the terms of any such underwriting, then such Person shall be excluded from the underwriting by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting in accordance with the terms hereof shall be withdrawn from such registration. To facilitate the allocation of shares in accordance with the foregoing provisions, the Company or the underwriter(s) may round the number of shares allocated to any Holder to the nearest 100 shares.

     If shares are excluded because a Person does not agree to the terms of any such underwriting, then the Company shall offer to all Persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so excluded, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 7.10.Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by the Company under this Section 7.1 before the effectiveness of such registration whether or not the Holder has elected to include Registrable Securities in such registration.

     (c) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification, or compliance pursuant to
Section 7.1 shall be borne by the Company and all Registration Expenses incurred in connection with any registration on Form S-3 pursuant to Section 7.3 shall be borne by the Holders requesting registration. All Selling Expenses relating to securities so registered shall be borne by the Holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf, as shall any other expenses in connection with the registration required to be borne by the Holders of such securities.

7.3  Registration on Form S-3.

     (a) The Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 7, the Company shall effect one registration on Form S-3 if requested by the Holders of at least a majority of the Registrable Securities (the "Requesting Holders") (such requests shall be in writing and shall state the number of shares to be disposed of and the intended methods of disposition of such Includable Securities by the holder thereof); provided, however, that the Company shall not be obligated to effect any such registration (i) if the Holders, together with the Other Stockholders, if any, propose to sell Registrable Securities and such Includable Securities, if any, on Form S-3 at an aggregate price to the public of less than $500,000;
(ii) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; or (iii) during the period starting with the date 60 days before the Company's good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective. The Company shall use commercially reasonable efforts to keep the Form S-3 registration statement filed pursuant to this Section 7.3(a) for up to 180 days if requested by the Requesting Holders (excepting blackout periods required by law or the Company's inside trading policy.)

     (b) If a request complying with the requirements of Section 7.3(a) is delivered to the Company, then the Company will,

     (i) promptly give written notice of the proposed registration to all other holders of Includable Securities; and

     (ii) use its commercially reasonable efforts to effect such registration as soon as practicable (including, without limitation, by filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of any Includable Securities of any Person joining in such request as are specified in a written request received by the Company within 20 days after such written notice from the Company is delivered. Notwithstanding anything to the contrary contained in this Agreement, if the registration requested is to be an underwritten offering and if the underwriters have not limited the number of Registrable Securities to be underwritten, then the Company shall be entitled, at the Company's election, to join in any such registration with respect to securities to be offered by the Company or by any other party.

     (c) If the registration is for an underwritten offering, then the Company shall so advise the Holders as a part of the written notice given pursuant to
Section 7.3(b)(i). In such event, the right of any Holder, any Other Stockholder or the Company to registration pursuant to this Section 7.3 shall be conditioned upon such Person's participation in such underwriting and the inclusion of such Person's securities in the underwriting to the extent provided herein. All Holders, Other Stockholders and the Company proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Requesting Holders.

     Notwithstanding any other provision of this Section 7.3, if the underwriters' representative advises the Requesting Holders in good faith and in writing (which notice the Requesting Holders, in turn, shall promptly provide to the Company requesting registration) that marketing factors require a limitation on the number of shares to be underwritten, then the representative may (subject to the limitations set forth below) exclude all securities from, or limit the number of securities to be included in, the registration and underwriting. The
Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first, to the Requesting Holders, second, to the Company for securities being sold for the Company's own account and thereafter, as set forth in Section 7.10. If any Person does not agree to the terms of any such underwriting, then such Person shall be excluded from the underwriting by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting in accordance with the terms hereof shall be withdrawn from such registration. To facilitate the allocation of shares in accordance with the foregoing provisions, the Company or the underwriter(s) may round the number of shares allocated to any Holder or Other Stockholder to the nearest 100 shares.

     If shares are excluded because a Person does not agree to the terms of any such underwriting, then the Company shall offer to all Persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so excluded, with such shares to be allocated among the Persons requesting additional inclusion in accordance with Section 7.10.

     (d) The Requesting Holders shall have the right to terminate or withdraw any registration initiated by them under this Section 7.3 before the effectiveness of such registration whether or not the Company or any Other Stockholder has elected to include securities in such registration; provided that if the Requesting Holders shall pay for all Registration Expenses in connection with such terminated or withdrawn registration, such registration shall not count for purposes of this Section 7.3.

7.4 Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 7, the Company will keep the Holder advised in writing as to the initiation of each registration and as to the completion thereof. At the Company's expense, the Company will use its commercially reasonable efforts to:

     (a) keep such registration effective for a period of 60 days (or, in the case of a registration on Form S-3, up to 180 days, if so requested by the Requesting Holders pursuant to Section 7.3(a)) or until the Holder has completed the distribution described in the registration statement relating thereto, whichever occurs first;

     (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

     (c) furnish such number of prospectuses, including preliminary prospectuses, and other documents incident thereto, including any amendment or supplement to the prospectus, as a Holder from time to time may reasonably request;

     (d) cause all such Registrable Securities registered pursuant under this Agreement to be listed on each securities exchange on which similar securities issued by the Company are then listed or eligible for quotation on the OTCBB or Other OTC Market, as the case may be;

     (e) use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as shall be reasonably requested by the Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; and

     (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

7.5  Indemnification.

     (a) The Company will indemnify each Holder, each of its officers, directors, partners, members, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to any registration, qualification, or compliance that has been effected pursuant to this Section 7, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses (including any legal or other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action), claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) (a "Loss" or the "Losses") arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus (including any preliminary prospectus), offering circular, or other document incident to any such registration, qualification, or compliance pursuant to this Section 7, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance; provided that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. The indemnity agreement contained in this Section 7.5(a) shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

     (b) Each Holder will, severally and not jointly, if Registrable Securities held by such Holder are included in the securities as to which registration, qualification, or compliance is being effected pursuant to this Section 7, indemnify the Company, each of its directors, officers, partners, members, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other Holder and Other Stockholders, and each of their respective officers, directors, partners, members, legal counsel and accountants and each person controlling such Holder or Other Stockholder, against all Losses arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus (including any preliminary prospectus), offering circular, or other document incident to any such registration, qualification or compliance pursuant to this Section 7, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus (including any preliminary prospectus), offering circular, or other document incident to any such registration, qualification or compliance in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein. The indemnity agreement contained in this
Section 7.5(b) shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld) and in no event shall any indemnity under this Section 7.5(b) exceed the gross proceeds from the offering received by such Holder.

     (c) Each Party entitled to indemnification under this Section 7.5 (the "Indemnified Party") shall give notice to the Party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at the Indemnified Party's own expense; and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3, to the extent such failure is not materially prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

     (d) If the indemnification provided for in this Section 7.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Loss referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand, and of the Indemnified Party on the other, in connection with the statements or omissions that resulted in such Loss as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the Parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the provisions of this Section 7.5, the provisions in the underwriting agreement shall control.

7.6 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 7.

7.7 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

     (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the first registration filed by the Company for an offering of the Company's securities to the general public;

     (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after the Company has become subject to such reporting requirements; and

     (c) so long as a Holder owns any Restricted Securities, furnish to the Holder promptly upon written request (i) a written statement by the Company as to the Company's compliance with the reporting requirements of Rule 144 (at any time from and after 90 days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) and of the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); (ii) a copy of the most recent annual or quarterly report of the Company; and (iii) such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Securities Act allowing such Holder to sell any such securities without registration.

7.8 Transfer or Assignment of Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 7 may be transferred or assigned by a Holder only to a transferee or assignee who, after such transfer, holds at least 100,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and similar reclassifications affecting the Company's equity securities); provided that such Holder gives the Company written notice at least 15 days prior to such transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and the Company provides such Holder with written notice of its approval of such transfer or assignment within 10 days of its receipt of such notice; and, provided, further, that the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Section 7.

7.9 Lock-Up Agreement. If requested by the Company and an underwriter of securities of the Company in connection with an offering in which the Holder participates as a selling stockholder, the Holder shall not sell or otherwise transfer or dispose of any securities of the Company held by the Holder (other than those included in the registration or in a transfer made pursuant to Section 6.2 hereof) during the 180-day period after the effective date of a registration statement filed by the Company under the Securities Act for such offering; provided that such restrictions are imposed on all other persons holding securities of the Company that were acquired from the Company in transactions not involving public offerings and in which such persons received registration rights. The obligations described in this Section 7.9 shall not apply to a registration relating solely to employee benefit plans or a registration relating solely to a corporate reorganization or other transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 6.2(b) with respect to the shares of securities subject to the foregoing restriction until the end of such 180-day period. The Holder agrees to execute a market standoff agreement with such underwriters in customary form consistent with the provisions of this Section 7.9. This
     Section 7.9 shall expire on the second anniversary of the Company's first registered public offering.

7.10 Allocation of Registration Opportunities. Except as otherwise provided herein, if Holders exercise registration rights under this Section 7 and all of the Registrable Securities and Includable Securities requested to be included in a registration on behalf of the Holders or Other Stockholders cannot be so included as a result of limitations on the aggregate number of shares of Registrable Securities and Includable Securities that may be so included, then the number of shares of Registrable Securities that may be so included shall be allocated among the Holders and Other Stockholders pro rata on the basis of the number of shares of Registrable Securities and Includable Securities held by such Holders and Other Stockholders; provided, however, that if any Holder or Other Stockholder does not request inclusion of at least the number of shares of Registrable Securities allocated to such Holder or Other Stockholder pursuant to the foregoing procedure, then the remaining portion of such Holder's or Other Stockholder's allocation shall be reallocated among the Requesting Holders or Other Stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Includable Securities held by such Holders and Other Stockholders, and this procedure shall be repeated until all of the shares of Registrable Securities that may be included in the registration on behalf of the Holders and Other Stockholders have been so allocated. The Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include Other Shares or shares held by stockholders with no registration rights or to include shares of stock held by other employees, officers, directors, or consultants pursuant to any Company stock option plan or otherwise.

7.11 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 7.

7.12 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Section 7.1 shall terminate one year after the Expiration Date.

8. Loss Or Mutilation. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

9. Reservation Of Voting Common Stock. The Company hereby covenants that at all times there will be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Voting Common Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, from time to time, will take all steps necessary to amend the Restated Certificate to provide sufficient reserves of shares of Voting Common Stock issuable upon exercise of this Warrant. All such shares will be duly authorized, and when issued upon such exercise, will be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising hereunder or under federal or state securities laws. Issuance of this Warrant will constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares.

10. Representations, Warranties and Covenants of the Holder. The Holder represents, warrants and covenants as follows:

     (a) Accredited Investor; Purchase for Own Account. The Holder is an "accredited investor", as such term is defined in Section 501(a) of Regulation D of the Rules and Regulations promulgated under the Securities Act. The Holder is purchasing this Warrant solely for its own account and not for the interest of any other or for resale or distribution to others.

     (b) Private Offering. The Holder understands that (i) this Warrant and the Warrant Shares have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction in reliance upon exemptions from such registration requirements for non-public offerings and (ii) this Warrant and the Warrant Shares may not be sold, pledged or otherwise transferred unless they have been first registered under the Securities Act and all applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer.

     (c) Transfer Restrictions. The Holder will not attempt to sell, pledge or otherwise transfer this Warrant and the Warrant Shares except in accordance with the terms hereof.

     (d) Investor Status. The Holder was not organized or reorganized for the purpose of purchasing this Warrant or the Warrant Shares and is authorized, empowered and qualified to execute this Warrant and to make the commitment as herein contemplated. The Holder represents that it has made an investment decision with respect to this Warrant and the Warrant Shares independent of any investment decision made by any other person or entity purchasing shares of Preferred Stock or Common Stock of the Company.

     (e) Availability of Information and Opportunity to Ask Questions. The Holder acknowledges that all documents, records and books pertaining to the investment in the Company and requested by the Holder have been made available or delivered to the Holder. The Holder has had an opportunity to ask questions of and receive answers from the Company, or a person or persons acting on behalf of the Company, concerning the terms and conditions of the offering and the business (both current and proposed) of the Company. The Holder acknowledges that all such questions, if any, have been answered to the full satisfaction of the Holder.

     (f) Certain Risks.  The Holder is aware of and  acknowledges the following:
(i) that the purchase of this Warrant and the Warrant Shares is a speculative investment that involves a high degree of risk of loss by the Holder of its entire investment in the Company; (ii) that there are substantial restrictions on the transferability of this Warrant and the Warrant Shares, there will be no public market for this Warrant or the Warrant Shares (until registered under the Securities Act in accordance with the terms hereof) and the Holder may be required to bear the financial risks of this investment for an indefinite period of time; (iii) that no federal or state agency has made any finding or determination regarding the fairness of this offering for investment, or any recommendation or endorsement of this Warrant and the Warrant Shares; and (iv) that neither the officers, directors, agents, affiliates or employees of the Company, nor any other person, has expressly or by implication, made any representation or warranty concerning the Company.

11. No Rights Or Liabilities As Stockholders. This Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by such Holder to purchase the Voting Common Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof will cause such Holder hereof to be a stockholder of the Company for any purpose.

12. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile, or otherwise delivered by hand or by messenger addressed:

     (a) if to the Holder, then to such Holder's address or facsimile number, as set forth on the signature page hereof or as shown in the Company's records, as may be updated in accordance with the provisions hereof;

     (b) if to any other holder of any Warrant Shares, then to such address or facsimile number, as shown in the Company's records, or, until any such holder so furnishes an address or facsimile number to the Company, then to and at the address of the last holder of such Warrant Shares for which the Company has contact information in its records; or

     (c) if to the Company, then one copy to the Company's address or facsimile number set forth on the signature page hereof and addressed to the attention of the Chief Financial Officer, or at such other address or facsimile number as the Company shall have furnished to the Holder, with a copy (which shall not constitute notice) to such counsel as the Company may designate by written notice to the Holder in accordance with the provisions of this Section 12.

     With respect to any notice given by the Company under any provision of the Maryland General Corporation Law or the Restated Certificate or By-laws of the Company, the Holder agrees that such notice may be given by facsimile.

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after such communication has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as set forth above or, if sent by facsimile, upon confirmation of facsimile transfer.

13. Headings. The headings in this Warrant are for purposes of convenience in reference only, and will not be deemed to constitute a part hereof.

14. Law Governing. This Warrant will be construed and enforced in accordance with, and governed by, the internal laws of the State of New York, without regard to its conflict of laws rules.

15. No Impairment. The Company will not, by amendment of the Restated Certificate or its By-laws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of the Warrant Shares above the amount payable herefore upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Voting Common Stock upon exercise of this Warrant.

16.  Notices Of Record Date. In case:

     (a) the Company will take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant), for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or

     (b) of any consolidation or merger of the Company with or into another Person, any capital reorganization of the Company, any reclassification of the capital stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another Person in which holders of the Company's stock are to receive stock, securities or property of another Person;

     (c) of any voluntary dissolution, liquidation or winding-up of the Company; or

     (d) of any redemption or conversion of all outstanding Common Stock;

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution, or right or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption, or conversion is to take place and the time, if any is to be fixed, as of which the holders of record of Common Stock or (such stock or securities as at the time are receivable upon the exercise of this Warrant), will be entitled to exchange their shares of Common Stock (or such other stock or securities), for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, or winding-up. Such notice will be delivered at least fifteen (15) days prior to the date therein specified.

17. Severability. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired, or invalidated.

18. Counterparts. For the convenience of the parties, any number of counterparts of this Warrant may be executed by facsimile by the parties hereto and each such executed counterpart will be, and will be deemed to be, an original instrument.

19. No Inconsistent Agreements. The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders of this Warrant or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company's securities under any other agreements, except rights that have been waived.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.



                              THE COMPANY:

                              LIFE SCIENCES RESEARCH, INC.

                              By: /s/ Richard Michaelson
                                ---------------------------------------
                              Title: Chief Financial Officer



                              Address for Notices:

                              Mettlers Road
                              East Millstone, NJ 08875


                              HOLDER:

                              FOCUSED HEALTHCARE PARTNERS LLC

                              By:     /s/ Andrew H. Baker
                                   ------------------------------
                              Title:  Member


                              Address for Notices:

                              c/o Life Sciences Research, Inc.
                              Mettlers Road
                              East Millstone, NJ 08875





                           [SIGNATURE PAGE TO WARRANT]

                                    EXHIBIT 1

                               NOTICE OF EXERCISE

                    (To be executed upon exercise of Warrant)


LIFE SCIENCES RESEARCH, INC.                                     WARRANT NO. S-7


The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, the securities of Life Sciences Research, Inc., as provided for therein, and (check the applicable box):
 _
|_| Tenders herewith payment of the exercise price in full in the form of cash, certified or official bank check, wire transfer of immediately available funds, or in a combination thereof, in the amount of $____________ for _________ shares of Voting Common Stock.

 _
|_| Elects the cashless exercise option pursuant to Section 2.1 of the Warrant, and accordingly requests delivery of a net of ______________ shares Voting Common Stock, according to the following calculation:

            X = Y (A-B)        (    )=    (____)[(_____)-(_____)]
                -------                   -----------------------
                   A                                (_____)

     Where X = the number of Warrant Shares to be issued to Holder.

     Y = the number of Warrant Shares subject to this Warrant (or the part of thereof to be exercised).

     A = the Fair Market Value per Warrant Share on the Exercise Date.

     B = Exercise Price (as adjusted on the Exercise Date).

Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional shares to (please print name, address and social security number):

Name:
                  -----------------------------------------------------

Address:
                  -----------------------------------------------------

Signature:
                  -----------------------------------------------------

Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

If said number of shares will not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.

                                    EXHIBIT 2

                                   ASSIGNMENT

(To be executed only upon assignment of Warrant Certificate) WARRANT NO. S-7 For value received, hereby sells, assigns and transfers unto ________________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:


 ------------------------------------------------------------------------------
|Name(s) of Assignee(s)   |      Address         |    # of Warrants            |
|-------------------------|----------------------|-----------------------------|
|                         |                      |                             |
|-------------------------|----------------------|-----------------------------|
|                         |                      |                             |
|-------------------------|----------------------|-----------------------------|
|                         |                      |                             |
|-------------------------+----------------------|-----------------------------|


And if said number of Warrants will not be all the Warrants represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Warrant Certificate.

Dated:         _______________________

Signature:     _______________________


Notice: The signature to the foregoing Assignment must correspond to the name as written upon the face of this security in every particular, without alteration or any change whatsoever; signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15.